ARTICLES OF INCORPORATION
                                       OF
                      ENVIRONMENTAL TECHNOLOGIES USA, INC.

         The undersigned incorporator, being a natural person of full age, in order to form a corporation under Minnesota Statutes, Chapter 302A, hereby adopts the following Articles of Incorporation:

                                    ARTICLE I

         The name of this Corporation is:  Environmental Technologies USA, Inc.

                                   ARTICLE II

         The registered office of this Corporation is located at 550 - 39th Avenue N.E., Minneapolis, Minnesota 55421.

                                   ARTICLE III

         3.01 The aggregate number of shares of stock which this Corporation shall have the authority to issue is 5,000,000 shares of stock, having par value of $.01 each.

         3.02 The Board of Directors may, from time to time, establish by resolution difference classes or series of shares and may fix the relative rights and preferences of said shares in any class or series.

         3.03 The Board of Directors shall have the authority to issue shares of a class or series to holders of shares of another class or series to effectuate share dividends, splits, or conversion of its outstanding shares.

         3.04 No shareholder of the Corporation shall have any pre-emptive rights.

         3.05  No shareholder shall be entitled to any cumulative voting rights.

         3.06 The shareholders shall take action by the affirmative vote of the holders of a majority of the voting power of all voting shares represented at a duly held meeting of the shareholders, except where a larger proportion is required by law, these Articles, or a shareholder control agreement.

                                   ARTICLE IV

         Except as to those matters requiring shareholder approval, any action required or permitted to be taken by the Board of Directors of this Corporation may be taken by written action signed by a majority of the Directors then holding office.

                                    ARTICLE V

         Minnesota Statutes Sections 302A.449, subd. 7, and 302A.671 (all as may be amended from time to time) concerning Control Share Acquisitions and Section 302A.673 (as it may be amended from time to time) concerning Business Combinations, shall not apply to the Corporation.

                                   ARTICLE VI

         A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for (i) liability based on a breach of the duty of loyalty to the Corporation or the shareholders; (ii) liability for acts or omissions not in good faith or that involved intentional misconduct or a knowing violation of law; (iii) liability based on an improper distribution under Minnesota Statutes Section 302A.559 or on violations of state securities laws under Minnesota Statutes Section 80A.23; (iv) liability for any transaction from which the director derived an improper personal benefit; or (v) liability for any act or omission occurring prior to the date this Article becomes effective. If Minnesota Statutes Chapter 302A hereafter is amended to authorize the further elimination or limitation of the liability of directors or officers, then the liability of a director or officer of the Corporation, in addition to the limitation on personal liability provided herein for directors, shall be limited to the fullest extent permitted by such amendment. Any repeal or modification of this Article by the shareholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE VII

         The name and address of the incorporator is Jeffrey C. Robbins, 100 South Fifth Street, Suite 1100, Minneapolis, Minnesota 55402.

         IN WITNESS WHEREOF, I have hereunto set my hand this 5th day of September, 1991.



                                           /s/ Jeffrey C. Robbins
                                               Jeffrey C. Robbins


                           CERTIFICATE OF DESIGNATION

                                       OF

                            SERIES U PREFERRED STOCK
                                ($0.01 Par Value)

                                       OF

                      ENVIRONMENTAL TECHNOLOGIES USA, INC.

                              ---------------------

                       Pursuant to Section 302A.401 of the
                       Minnesota Business Corporation Act
                              ---------------------


         ENVIRONMENTAL TECHNOLOGIES USA, INC., a corporation organized and existing under the Minnesota Business Corporation Act (the "Corporation"), HEREBY CERTIFIES that the following resolution was duly adopted on October 25, 1994 by the Board of Directors of the Corporation pursuant to the authority conferred upon the Board of Directors of the Corporation by the Articles of Incorporation, as amended, of the Corporation and by the Minnesota Business Corporation Act, which resolution remains in full force and effect as of the date hereof:

         RESOLVED, that the Board of Directors of the Corporation (the "Board of Directors"), pursuant to authority conferred upon the Board of Directors by the provisions of the Articles of Incorporation of the Corporation, as amended (the "Articles of Incorporation"), which authorize the issuance of up to 15,000,000 shares of stock, no par value, does hereby create and provide for the issuance of a new series of Series U Preferred Stock, and does hereby fix and determine the voting powers, designations, preferences and relative, participating, optional and other special rights, and the qualifications, limitations and restrictions, of such new series of preferred stock to the extent that the foregoing are not stated and expressed in the Articles of Incorporation as follows:

         1. Designation and Number. The designation of such series of preferred stock shall be Series U Preferred Stock, (the "Series U Preferred") and the number of shares constituting such series shall be 1,400,000 (one million four hundred thousand). Shares of Series U Preferred shall have no preference to the corporation's Common Stock, par value $0.01 per share (the "Common Stock") upon liquidation, dissolution or winding up of the Corporation. The number of authorized shares of Series U Preferred may be reduced by further resolution duly adopted by the Board of Directors (provided that the authorized number shall not be decreased below the number of then outstanding shares) but the authorized number of shares of Series U Preferred shall not be increased, except for the purpose of issuing shares upon the conversion of options or warrants to purchase common stock outstanding as of October 8, 1994.

         2.       Dividends.

                  (a) Holders of outstanding shares of Series U Preferred shall be entitled to receive, when declared by the Board of Directors, out of funds of the Corporation legally available therefor, annual cash dividends equal to 10% of the net income of United Recycling, Inc. ("URI"). Dividends shall be cumulative only to the extent that URI reports net income and the Corporation does not declare an annual dividend on the Series U Preferred. In no case shall dividends accrue or accumulate for any year that URI does not report net income. On a per share basis, such dividends shall be equal to 10% of the net income of United Recycling divided by the total number of shares of Series U Preferred Stock on the record date of the dividend. Such dividends shall be in preference to and in priority over any dividends with respect to Common Stock.

                  (b) Dividends on the outstanding shares of Series U Preferred, if declared, shall be payable on or before October 31 of each year (the "Dividend Payment Date"), commencing October 31, 1995. Each such dividend shall be payable to the holders of record as they appear on the stock books of the Corporation at the close of business on such record dates, not more than thirty
(30) calendar days and not less than ten (10) calendar days preceding the Dividend Payment Dates therefor, as are determined by the Board of Directors (each of such dates a "Record Date"). In any case where the date fixed for any dividend or other payment or payments with respect to the Series U Preferred shall not be a Business Day (as defined below), then such payments need not be made on such date but may be made on the next succeeding Business Day with the same force and effect as if made on the date fixed therefor, without interest. The term "Business Day" shall mean any day except a Saturday, a Sunday or a day on which banking institutions are authorized or required by law to close in Minneapolis, Minnesota.

         (c) Holders of any shares of Series U Preferred shall not be entitled to any dividends, whether payable in cash, obligations or securities of the Corporation or other property, in excess of the dividends on shares of Series U Preferred to be paid as aforesaid with respect to the net income of URI. All dividends paid with respect to the Series U Preferred shall be paid pro rata to the holders entitled thereto.

         (d) Subject to the foregoing provisions hereof and applicable law, the Board of Directors (i) may declare and the Corporation may pay or set apart for payment dividends on any class of stock, (ii) may make any payment on account of or set apart payment for a sinking fund or other similar fund or agreement for the purchase or other acquisition, redemption, retirement or other requirement of' or with respect to, any class of stock or any warrants, rights, calls or options exercisable or exchangeable for or convertible into any class of stock,
(iii) may make any distribution in respect to any class of stock or any warrants, rights, calls or options exercisable or exchangeable for or convertible into any class of stock, whether directly or indirectly, and whether in cash, obligations or securities of the Corporation or other property and (iv) may purchase or otherwise acquire, redeem or retire any class of stock or any warrants, rights, calls or options exercisable or exchangeable for or convertible into any class of stock, and the holders of the shares of the Series U Preferred shall not be entitled to share therein.

         3. Voting Rights. The holders of Series U Preferred shall have no right to vote for any purpose, except as required by applicable law.

         4. Optional Redemption.

                  (a) The Series U Preferred shall not be redeemable before October 1, 1995.

                  (b) The Series U Preferred shall be redeemable beginning October 1, 1995, at the option of the Corporation, for cash, in whole or in part, at any time and from time to time, without interest, to the extent the Corporation has funds legally available therefor, at the following redemption price on or after the following dates:

           October 1, 1995                     $2.00 per share
           October 1, 1996                     $3.00 per share
           October 1, 1997                     $4.00 per share
           October 1, 1998                     $5.00 per share
           October 1, 1999                     $6.00 per share

                  (c) The Corporation shall mail written notice of redemption to each holder of record of Series U Preferred to be redeemed as they appear on the stock books of the Corporation at the close of business on a date not less than thirty (30) nor more than sixty (60) calendar days prior to the date fixed for redemption, as determined by the Board of Directors. Such notice of redemption shall be sent by first class mail to the holder's address shown on the stock books of the Corporation; provided, however; that the failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceedings for such redemption, except as to any holder to whom the Corporation failed to give proper notice or whose notice was defective. Each such notice shall specify (i) the number of shares to be redeemed from such holder; (ii) the numbers of the certificates of the shares being redeemed, (iii) the date fixed for redemption, (iv) the redemption price, (v) the place or places at which certificates may be surrendered and payment may be obtained and
(vi) that dividends on the shares to be redeemed shall cease to accrue on the date fixed for such redemption.

                  (d) In the event that fewer than all of the outstanding shares of the Series U Preferred are to be redeemed at any time the number of shares to be redeemed shall be determined by lot, pro rata (subject to rounding to avoid fractional shares) or by any other method as may be determined by the Board of Directors to be equitable; provided, however; that the Board of Directors may, in selecting shares of Series U Preferred to be redeemed, choose to redeem all shares of Series U Preferred held by holders of a number of such shares not to exceed one hundred (100), including all shares held by holders who, after giving effect to the redemption, would hold fewer than one hundred (100) shares of Series U preferred, as may be specified by the Board of Directors.

                  (e) Upon due surrender of the certificates for any shares of Series U Preferred to be redeemed, such shares of Series U Preferred shall be redeemed by the Corporation at the applicable redemption price. From and after the date fixed for redemption (unless default shall be made by the Corporation in providing for the payment of the redemption price) (i) dividends shall cease to be paid on the shares of the Series U Preferred called for redemption, (ii) such shares of Series U Preferred shall no longer be deemed to be outstanding and shall not have the status of Series U Preferred and (iii) all rights of the holders thereof (except the right to receive the redemption price plus accumulated and unpaid dividends, without interest) shall cease with respect to such shares. From and after any date fixed for redemption, shares of the Series U Preferred redeemed by the Corporation shall, upon compliance with any applicable provisions of law, be restored to the status of authorized but unissued shares of Stock, without designation as to series or class until such shares are once more designated as part of a particular series by the Board of Directors.

                  (f) If fewer than all of the shares of Series U Preferred represented by any certificate are redeemed, the Corporation will deliver to the holder (without cost to the holder) a new certificate (which shall contain such legends as were set forth on the surrendered certificate) representing any shares which were represented by the certificate that was delivered to the Corporation in connection with such redemption, but which were not redeemed. In such case, the Corporation will pay any and all stamp, transfer and other similar taxes that may be payable in respect of the issuance or delivery of such new certificate or certificates but shall not, however; be required to pay any tax which may be payable in respect of any transfer involved in the issuance or delivery of such new certificate or certificates in a name other than that in which such shares of Series U Preferred were registered immediately prior to such redemption, and no such issuance or delivery shall be made unless and until the person requesting such issuance or delivery shall have paid to the Corporation the amount of any and all such taxes or shall have established to the satisfaction of the Corporation that such taxes have been paid in full.

         5. Redemption upon Sale of URI. In the event of (i) a merger in which URI is not the surviving corporation, (ii) the sale of all of the outstanding capital stock of URI or (iii) the sale, transfer or other disposition of all or substantially all of the assets of URI, each share of Series U Preferred shall be converted, without any action by the holders of the Series U Preferred or the Board of Directors of either the Corporation or URI, into that number of shares of Common Stock that is equal to (x) ten percent (10%) of the purchase price paid for the stock or assets of URI (or; in the event of a merger of URI into the Corporation, ten percent of the fair market value of URI), divided by (y) the number of shares of Series U Preferred outstanding on the date of such event, in turn divided by (z) the closing bid price of the Common Stock on the date of such event, provided that, for purposes of this calculation, the price of the Common Stock shall in no case be less than $.50 per share.

         6. No Liquidation Preference. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation or URI, the holders of outstanding shares of Series U Preferred shall not be entitled to receive any distribution out of the assets of the Corporation available for distribution to stockholders.

         7. No Other Rights. The shares of Series U Preferred shall not have any preferences, voting powers or relative, participating, optional or other special rights except as set forth above and in the Certificate of Incorporation or as otherwise required by applicable law.

         8. Rules and Regulations. The Board of Directors shall have the right and authority from time to time to prescribe rules and regulations as it may determine to be necessary or advisable in its sole discretion for the administration of the Series U Preferred in accordance with the foregoing provisions and applicable law.

         IN WITNESS WHEREOF, Environmental Technologies USA, Inc. has caused its corporate seal to be hereunto affixed and this Certificate to be signed by its Chief Executive Officer; Robin R. Young, and attested by its Assistant Secretary, Rob Mahabadi, this 14th day of November 1994.

                                    ENVIRONMENTAL TECHNOLOGIES USA, INC.

                                    By/s/ Robin R. Young
                                          Chief Executive Officer
Attest:
/s/ Rob Mahabadi
Assistant Secretary



                      ENVIRONMENTAL TECHNOLOGIES USA, INC.
                               (THE "CORPORATION")

                      RESOLUTION OF THE BOARD OF DIRECTORS

            FIXING THE NUMBER AND DESIGNATING THE RIGHTS, PRIVILEGES,
             RESTRICTIONS AND CONDITIONS ATTACHING TO THE SERIES II
                                 PREFERRED STOCK


WHEREAS:

A. The Corporation's share capital includes 20,000,000 Shares with a par value of $.01 per share, which Stock may be issued in one or more series with the directors of the Corporation (the "Board") being entitled by resolution to fix the number of shares in each series and to designate the rights, privileges, restrictions and conditions attaching to the share of each series; and

B. It is in the best interests of the Corporation for the Board to create a second series of Preferred Stock;

NOW, THEREFORE, BE IT RESOLVED, THAT:

         The second series of the Preferred Stock (the "Series II Stock") of the corporation shall consist of 5,000 shares and no more and shall be designated as the Series II Preferred Stock and in addition to the preferences, rights, privileges, restrictions and conditions attaching to all the Preferred Stock as a class, the rights, privileges, restrictions and conditions attaching to the Series II Stock shall be as follows:

Part 1 - Voting and Pre-emptive Rights.

1.1 Except as otherwise provided herein, the Articles of Incorporation as amended by the Corporation (the "Articles"), in the By-laws of the Corporation (the "By-laws") or the business Corporation Act of Minnesota (the "BCA"), the holders of Series II Stock, by virtue of their ownership thereof, shall be entitled to cast the number of votes per share thereof on each matter submitted to the Corporation's shareholders for voting which equals the number of votes which could be cast by the holders of the number of Common Stock into which such shares of Series II Stock could be converted pursuant to Part 5 hereof immediately prior to the taking of such vote. Such vote shall be cast together with those cast by the holders of Common Stock and other series of Preferred Stock pursuant to the Articles or in the By-laws or by the BCA. The Series II Stock shall not have cumulative voting rights.

1.2 The Series II Stock shall not give their holders any pre-emptive rights to acquire any other securities issued by the Corporation at any time in the future.

Part 2 - Liquidation Rights.

2.1 If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up, at any times when any Series II Stock shall be outstanding, the holders of the then outstanding Series II Stock shall have a preference in distribution of the Corporation's property available for distribution to the holders of the Common Stock equal to the $1,000.00 per Series II Stock, together with an amount equal to all unpaid dividends accrued thereon, if any, to the date of payment of such distribution, whether or not declared by the Board: provided, however, that neither the amalgamation of the Corporation with any Corporation or corporations, nor the sale nor transfer by the Corporation of all or any part of its property, nor any reduction of the authorized or issued capital of the Corporation of any class, whether now or hereafter authorized, shall be deemed to be a liquidation of the Corporation within the meaning of any of the provisions of this Part 2.

2.2 Subject to the provisions of Part 6 hereof, all amounts to be paid as preferential distributions to the holders of Series II Stock as provided in this
Part 2 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any of the Corporation's property to the holders of Common Stock, whether now or hereafter authorized, in connection with such liquidation, dissolution or winding up.

Part 3 - Market Price.

3.1 For the purposes of this Part 3, Part 4 and Part 5 hereof, "market price" means the average of the daily closing bid prices of Common Stock for a period of the last 5 consecutive trading days preceding the date on which any dividend becomes payable or of any notice of redemption, as the case may be. The closing price for each trading day shall be (i) for any period during which the Common Stock shall be listed for trading on a national securities exchange, the last reported bid price per share of Common Stock as reported by the primary share exchange, or the Nasdaq Stock Market, if the Common Stock is quoted on the Nasdaq Stock Market.

Part 4 - Redemption.

4.1 At any time, and from time to time, on and after 45 days from the date of the issuance of any Series II Stock, if the market price for the Common Stock shall be in excess of $1.25 for 5 consecutive trading days, the Corporation may, at its sole option, but shall not be obligated to, redeem, in whole or in part, the then outstanding Series II Stock at a price per share of $1,000 each (the "Redemption Price") (such price to be adjusted proportionately in the event of any change of the Series II Stock into a different number of Shares).

4.2 Not less than thirty (30) days prior to any date stipulated by the Corporation for the redemption of Series II Stock (the "Redemption Date"), written (the "Redemption Notice") shall be mailed to each holder of record on such notice date of the Series II Stock. The Redemption Notice shall state (i) the Redemption Date of such shares (ii) the number of Series II Stock to be redeemed from the holder to whom the Redemption Notice is addressed (iii) instructions for surrender to the Corporation, in the manner and at the place designated of a stock certificate or stock certificates representing the number of Series II Stock to be redeemed from such holder and (iv) instructions as to how to specify to the Corporation the number of Series II Stock to be redeemed as provided in this Part 4 and the number of shares to be converted into Common Stock as provided in Part 5 hereof.

4.3 Upon receipt of the Redemption Notice, any Eligible Holder (as defined in
Section 5.2 hereof) shall have the option, at its sole election, to specify what portion of its Series II Stock called for redemption in the Redemption Notice shall be redeemed as provided in this Part 4 or converted into Common Stock in the manner provided in Part 5 hereof except that, notwithstanding any provision of such Part 5 to the contrary, any Eligible Holder shall have the right to convert into Common Stock that number of Series II Stock called for redemption in the Redemption Notice.

4.4 On or before the Redemption Date in respect of any Series II Stock, each holder of such shares shall surrender the required certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and upon the Redemption Date, the Redemption Price for such shares shall be made payable, in the manner provided in Section 5.5 hereof, to the order of the person whose name appears on such certificate of certificates as the owner thereof, and each surrendered stock certificate shall be canceled and retired. If a stock certificate is surrendered and all the shares evidenced thereby are not being redeemed to be registered in the names of the persons whose names appear as the owners on the respective surrendered stock certificates and deliver such certificate to such person.

4.5 On the Redemption Date in respect of any Series II Stock or prior thereto, the Corporation shall deposit with any bank or trust company having a capital and surplus of at least $50,000,000, as a trust fund, a sum equal to the aggregate Redemption Price of all such shares called for redemption (less the aggregate Redemption Price for those Series II Stock in respect of which the Corporation has received notice from the Eligible Holder thereof of its election to convert Series II Stock into Common Stock), with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their stock certificates. The deposit shall constitute full payment for the shares to their holders, and from and after the date of the deposit the redeemed shares shall be deemed to be no longer outstanding, and holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payments of the Redemption Price of the shares, without interest, upon surrender of their certificates thereof. Any funds so deposited and unclaimed at the end of one year following the Redemption Date shall be released or repaid to the Corporation, after which the former holders of shares called for redemption shall be entitled to receive payment of the Redemption Price in respect to their shares only from the Corporation.

Part 5 - Conversion.

5.1 For the purpose of conversion, the Series II Stock shall be valued at $1,000.00 per share ("Value"), and, if converted, the Series II Stock shall be converted into Common Stock (the "Conversion Stock") at the price per share equal to the lower of (i) product of .65 multiplied by the average daily closing bid prices of Common Stock for the period of 5 consecutive trading days immediately preceding the date of the notice of conversion of the Series II Stock or (ii) product .65 multiplied by the average daily closing bid prices of the Common Stock for the period of 5 consecutive trading days immediately preceding the date of subscription by the holder of Series II Stock (the lower of (i) or (ii) is hereinafter referred to as the "Conversion Price"). The closing price for each trading day shall be determined as provided in the last sentence of Section 3.1.

5.2 Any holder of Series II Stock (an "Eligible Holder") at any time 45 days after the issuance of any Series II Stock may convert up to 100% of his holdings of the Series II Stock.

5.3 The conversion right granted by Section 5.2 hereof may be exercised only by an Eligible Holder of Series II Stock, in whole or in part, by the surrender of stock certificate or stock certificates representing the Series II Stock to be converted at the principal office of the Corporation (or at such other place as the Corporation may designate in a written notice sent to the holder by first-class mail, postage prepaid, at its address shown on the books of the Corporation) against delivery of that number of whole Common Stock as shall be computed by dividing (1) the aggregate Value of the Series II Stock so surrendered plus any accrued but unpaid dividends thereon, if any, by (2) the Conversion Price in effect at the time of such surrender. At the time of conversion of a Series II Stock, the Corporation shall pay in cash to the holder thereof an amount equal to all unpaid dividends, if any, accrued thereon to the date of conversion, or, at the Corporation's option, issue that number of whole Common Stock which is equal to the product of dividing the amount of such unpaid dividends by the market price whether or not declared by the Board. Each Series II Stock certificate surrendered for conversion shall be endorsed by its holder. In the event of any exercise of the conversion right of the Series II Stock granted herein (i) stock certificates representing the Common Stock purchased by virtue of such exercise shall be delivered to such holder forthwith, and (ii) unless the Series II Stock has been fully converted, a new stock certificate representing the Series II Stock not so converted, if any, shall also be delivered to such holder forthwith. The stock certificates representing the Common Stock so purchased shall be dated the date of such surrender and the holder making such surrender shall be deemed for all purposes to be the holder of the Common Stock so purchased as of the date of such surrender.

5.4 All Common Stock which may be issued upon conversion of Series II Stock will, upon issuance, be duly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof. At all times that any Series II Stock are outstanding, the Corporation shall have authorized, and shall have reserved for the purpose of issuance upon such conversion, a sufficient number of Common Stock to provide for the conversion into Common Stock of all Series II Stock then outstanding at the then effective Conversion Price. Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased, the number of Common Stock authorized and reserved for issuance upon the conversion of the Series II Stock shall be proportionately increased.

5.5 The number of Common Stock issued upon conversion of Series II Stock and the Conversion Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

         5.5.1 In the case of any amendment to the Articles to change the designation of the Common Stock or the rights, privileges, restrictions or conditions in respect of the Common Stock or division of the Common Stock into series the rights of the holders of the Series II Stock shall be adjusted so as to provide that upon conversion thereof the holder of the Series II Stock being converted shall procure, in lieu of each Common Stock theretofore issuable upon such conversion, the kind and amount of shares, other securities, money and property receivable upon such conversion had conversion occurred immediately prior to such designation, change or division. The Series II Stock shall be deemed thereafter to provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Part 5. The provisions of this subsection 5.5.1. shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.

         5.5.2 If the Corporation, at any time while any of the Series II Stock is outstanding, shall amend the Articles so as to change the Common Stock into a different number of shares, the Conversion Price shall be proportionately reduced, in case of such change increasing the number of Common Stock, as of the effective date of such increase, or if the Corporation shall take a record of holders of its Common Stock for the purpose of such increase, as of such record date, whichever is earlier, or the Conversion Price shall be proportionately increased, in the case of such change decreasing the number of Common Stock, as of the effective date of such decrease or, if the Corporation shall take a record of holders of its Common Stock for the purpose of such decrease, as of such record date, whichever is earlier.

         5.5.3 If the Corporation, at any time while any of the Series II Stock are outstanding, shall pay a dividend payable in Common Stock, the Conversion Price shall be adjusted, as of the date the Corporation shall take a record of the holders of its Common Stock for the purpose of receiving such dividend, (or if no such record is taken, as of the date of payment of such dividend), to that price determined by multiplying the Conversion Price therefor in effect by a fraction (1) the numerator of which shall be the total number of Common Stock outstanding immediately prior to such dividend, and (2) the denominator of which shall be the total number of Common Stock outstanding immediately after such dividend, (plus in the event that the Corporation paid cash for fractional shares, the number of additional shares which would have been outstanding had the Corporation issued fractional shares in connection with said dividend).

5.6 Whenever the Conversion Price shall be adjusted pursuant to Section 5.5 hereof, the Corporation shall make a certificate signed by its President or a Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors made any determination hereunder), and the Conversion Price after giving effect to such adjustment, and shall cause copies of such shares to be mailed (by first-class mail, postage prepaid) to each holder of Series II Stock at its address shown on the books of the Corporation. The Corporation shall make such certificate and mail it to each such holder promptly after each adjustment.

5.7 No fractional Common Stock shall be issued in connection with any conversion of Series II Stock, but in lieu of such fractional shares, the Corporation shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Conversion Price then in effect.

5.8 No Series II Stock which have been converted into Common Stock shall be reissued by the Corporation; provided, however, that each such share, after being retired and canceled, shall be restored to the status of an authorized but unissued Preferred Stock without designation as to series and may thereafter be issued as a Preferred Stock not designated a Series II Stock.

Part 6 - Parity with Other Shares of Preferred Stock.

6.1 If any cumulative dividends or redemption payment in respect of Series II Stock are not paid in full, the owners of all series of Preferred Stock shall participate ratably in any payment of accumulated dividends and redemption payments.

Part 7 - Amendment.

7.1 In addition to any requirement for a series vote pursuant to the BCA in respect of any amendment to the rights, privileges, restrictions and conditions attaching to the Series II Stock, the rights, privileges, restrictions and conditions attaching to the Series II Stock may be amended only if the Corporation has obtained the affirmative vote of a majority of the holders of the Series II Stock then outstanding at a duly called and held meeting of the holders of the Series II Stock.


                      ENVIRONMENTAL TECHNOLOGIES USA, INC.
                               (the "Corporation")

                      RESOLUTION OF THE BOARD OF DIRECTORS

            FIXING THE NUMBER AND DESIGNATING THE RIGHTS, PRIVILEGES,
              RESTRICTIONS AND CONDITIONS ATTACHING TO THE SERIES V
                                 PREFERRED STOCK


WHEREAS:

7.2 The Corporation's share capital includes 50,000,000 shares with a par value of $.01 per share (the "Preferred Stock"), which Preferred Stock may be issued in one or more series with the directors of the Corporation (the "Board") being entitled by resolution to fix the number of shares in each series and to designate the rights, privileges, restrictions and conditions attaching to the share of each series; and

7.3 It is in the best interests of the Corporation for the Board to create a fifth series of Preferred Stock;

NOW, THEREFORE, BE IT RESOLVED, THAT:

         The fifth series of the Preferred Stock (the "Series V Shares") of the Corporation shall consist of 5000 shares and no more and shall be designated as the Series V Preferred Shares and in addition to the preferences, rights, privileges, restrictions and conditions attaching to all the Preferred Stock as a class, the rights, privileges, restrictions and conditions attaching to the Series V Shares shall be as follows:

Part 1.  Voting and Pre-emptive Rights and Dividends.

1.1. Except as otherwise provided herein, in the Articles of Incorporation as amended of the Corporation (the "Articles"), in the By-laws of the Corporation (the "By-laws") or the Minnesota Business Corporations Act (the "MBCA"), the holders of Series V Shares, by virtue of their ownership thereof, shall be entitled to cast the number of votes per share thereof on each matter submitted to the Corporation's shareholders for voting which equals the number of votes which could be cast by the holders of the number of Common Shares into which such shares of Series V Shares could be converted pursuant to Part 5 hereof immediately prior to the taking of such vote. Such vote shall be cast together with those cast by the holders of Common Shares and other series of Preferred Shares pursuant to the Articles or in the By-laws or by the MBCA. The Series V Shares shall not have cumulative voting rights.

1.2. The Series V Shares shall not give their holders any pre-emptive rights to acquire any other securities issued by the Corporation at any time in the future.

1.3. The Series V Shares shall bear dividends at the rate of 9% per annum. Dividends shall be cumulative and paid in cash on the last day of each calendar quarter.

Part 2.  Liquidation Rights.

2.1. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up, at any times when any Series V Shares shall be outstanding, the holders of the then outstanding Series V Shares shall have a preference in distribution of the Corporation's property available for distribution to the holders of the Common Shares equal to the $1,000.00 per Series V Share, together with an amount equal to all unpaid dividends accrued thereon, if any, to the date of payment of such distribution, whether or not declared by the Board: provided, however, that neither the amalgamation of the Corporation with any Corporation or corporations, nor the sale nor transfer by the Corporation of all or any part of its property, nor any reduction of the authorized or issued capital of the Corporation of any class, whether now or hereafter authorized, shall be deemed to be a liquidation of the Corporation within the meaning of any of the provisions of this Part 2.

2.2. Subject to the provisions of Part 6 hereof, all amounts to be paid as preferential distributions to the holders of Series V Shares as provided in this
Part 2 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any of the Corporation's property to the holders of Common Shares, whether now or hereafter authorized, in connection with such liquidation, dissolution or winding up.

Part 3.  Market Price.

3.1. For the purposes of this Part 3, Part 4 and Part 5 hereof, "market price" means the average of the daily closing bid prices of Common Shares for a period of the last 5 consecutive trading days preceding the date (i) on which any dividend becomes payable or (ii) of any notice of redemption or (iii) of any notice of conversion, as the case may be. The closing price for each trading day shall be (i) for any period during which the Common Shares shall be listed for trading on a national securities exchange, the last reported bid price per share of Common Shares as reported by the primary stock exchange, or (ii) for any period during which the Common Shares shall be listed on the NASDAQ Stock Market, the last reported sale price as quoted on the NASDAQ Stock Market.

Part 4.  Redemption.

4.1. At any time, and from time to time, on and after the date of the issuance of any Series V Shares, if the market price for the Common Shares shall be in excess of $1.50 for 5 consecutive trading days, the Corporation may, at its sole option, but shall not be obligated to, redeem, in whole or in part the then outstanding Series V Shares at a price per share of $1,000 each plus accrued and unpaid dividends (the "Redemption Price") (such price to be adjusted proportionately in the event of any change of the Series V Shares into a different number of Shares).

4.2. Not less than thirty (30) days prior to any date stipulated by the Corporation for the redemption of Series V Shares (the "Redemption Date"), written notice (the "Redemption Notice") shall be mailed to each holder of record on such notice date of the Series V Shares. The Redemption Notice shall state (i) the Redemption Date of such Shares (ii) the number of Series V Shares to be redeemed from the holder to whom the Redemption Notice is addressed (iii) instructions for surrender to the Corporation, in the manner and at the place designated of a share certificate or share certificates representing the number of Series V Shares to be redeemed from such holder and (iv) instructions as to how to specify to the Corporation the number of Series V Shares to be redeemed as provided in this Part 4 and the number of shares to be converted into Common Shares as provided in Part 5 hereof.

4.3. Upon receipt of the Redemption Notice, any Eligible Holder (as defined in
Section 5.2 hereof) shall have the option, at its sole election, to specify what portion of its Series V Shares called for redemption in the Redemption Notice shall be redeemed as provided in this Part 4 or converted into Common Shares in the manner provided in Part 5 hereof except that, notwithstanding any provision of such Part 5 to the contrary, any Eligible Holder shall have the right to convert into Common Shares that number of Series V Shares called for redemption in the Redemption Notice.

4.4. On or before the Redemption Date in respect of any Series V Shares, each holder of such shares shall surrender the required certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and upon the Redemption Date, the Redemption Price for such shares shall be made payable, in the manner provided in Section 5.5 hereof, to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered share certificate shall be canceled and retired. If a share certificate is surrendered and all the shares evidenced thereby are not being redeemed (as described below), the Corporation shall cause the Series V Shares which are not being redeemed to be registered in the names of the persons whose names appear as the owners on the respective surrendered share certificates and deliver such certificate to such person.

4.5. On the Redemption Date in respect of any Series V Shares or prior thereto, the Corporation shall deposit with any bank or trust company having a capital and surplus of at least $50,000,000, as a trust fund, a sum equal to the aggregate Redemption Price of all such shares called for redemption (less the aggregate Redemption Price for those Series V Shares in respect of which the Corporation has received notice from the Eligible Holder thereof of its election to convert Series V Shares into Common Shares), with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares to their holders, and from and after the date of the deposit the redeemed shares shall be deemed to be no longer outstanding, and holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payments of the Redemption Price of the shares, without interest, upon surrender of their certificates thereof. Any funds so deposited and unclaimed at the end of one year following the Redemption Date shall be released or repaid to the Corporation, after which the former holders of shares called for redemption shall be entitled to receive payment of the Redemption Price in respect of their shares only from the Corporation.

Part 5.  Conversion.

5.1. For the purposes of conversion, the Series V Shares shall be valued at $1,000.00 per share ("Value"), and, if converted, the Series V Shares shall be converted into Common Shares (the "Conversion Shares") at the price per share equal to the lower of the (i) average daily closing bid prices of Common Shares for the period of 5 consecutive trading days immediately preceding the date of the notice of conversion delivered via facsimile of the Series V Shares or (ii) $1.50 (the lower of (i) or (ii) is hereinafter referred to as the "Conversion Price"). The closing price for each trading day shall be determined as provided in the last sentence of Section 3.1.

5.2. Any holder of Series V Shares at any time and from time to time beginning 41 days after the issuance of any Series V Shares (an "Eligible Holder") may convert all or any portion (up to 100%) of his or her holdings of Series V Shares into shares of Common Stock of the Corporation.

5.3. The conversion right granted by Section 5.2 hereof may be exercised only by an Eligible Holder of Series V Shares, in whole or in part, by delivery via facsimile of Notice of Conversion at the principal office of the Corporation (or at such other place as the Corporation may designate in a written notice sent to the holder at its address shown on the books of the Corporation) against delivery of that number of whole Common Shares as shall be computed by dividing
(1) the aggregate Value of the Series V Shares so surrendered by (2) the Conversion Price in effect at the time of such surrender. At the time of conversion of a Series V Share, the Corporation shall pay in cash to the holder thereof an amount equal to all unpaid dividends, if any, accrued thereon to the date of conversion, or, at the Eligible Holder's option, issue that number of whole Common Shares which is equal to the product of dividing the amount of such unpaid dividends by the Conversion Price whether or not declared by the Board. In the event of any exercise of the conversion right of the Series V Shares granted herein (i) share certificates representing the Common Shares purchased by virtue of such exercise shall be delivered to such holder within 2 trading days, and (ii) the Corporation shall make a bookkeeping entry evidencing the Series V Shares which have been fully converted, and those that remain outstanding. Thereafter, upon request of either the Corporation or the Eligible Holder, the original share certificate representing the Series V Shares may be delivered to the Corporation for replacement by a new share certificate evidencing the remaining shares outstanding; provided, however, that no delivery of such certificate shall be required with the Conversion Notice. The share certificates representing the Common Shares so purchased shall be dated the date of delivery of the Conversion Notice and the holder making such surrender shall be deemed for all purposes to be the holder of the Common Shares so purchased as of the date of the Conversion Notice.

5.4. All Common Shares which may be issued upon conversion of Series V Shares will, upon issuance, be duly issued without restrictive legend, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof. At all times that any Series V Shares are outstanding, the Corporation shall have authorized, and shall have reserved for the purpose of issuance upon such conversion, a sufficient number of Common Shares to provide for the conversion into Common Shares of all Series V Shares then outstanding at the then effective Conversion Price. Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased, the number of Common Shares authorized and reserved for issuance upon the conversion of the Series V Shares shall be proportionately increased.

5.5. The number of Common Shares issued upon conversion of Series V Shares and the Conversion Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

         5.5.1. In the case of any amendment to the Articles to change the designation of the Common Shares or the rights, privileges, restrictions or conditions in respect of the Common Shares or division of the Common Shares into series, the rights of the holders of the Series V Shares shall be adjusted so as to provide that upon conversion thereof the holder of the Series V Shares being converted shall procure, in lieu of such Common Share theretofore issuable upon such conversion, the kind and amount of shares, other securities, money and property receivable upon such designation, change or division by the holder of one Common Share issuable upon such conversion had conversion occurred immediately prior to such designation, change or division. The Series V Shares shall be deemed thereafter to provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Part 5. The provisions of this subsection 5.5.1. shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.

         5.5.2. If the Corporation, at any time while any of the Series V Shares is outstanding, shall amend the Articles so as to change the Common Shares into a different number of shares, the Conversion Price shall be proportionately reduced, in case of such change increasing the number of Common Shares, as of the effective date of such increase, or if the Corporation shall take a record of holders of its Common Shares for the purpose of such increase, as of such record date, whichever is earlier, or the Conversion Price shall be proportionately increased, in the case of such change decreasing the number of Common Shares, as of the effective date of such decrease or, if the Corporation shall take a record of holders of its Common Stock for the purpose of such decrease, as of such record date, whichever is earlier.

         5.5.3. If the Corporation, at any time while any of the Series V Shares are outstanding, shall pay a dividend payable in Common Shares, the Conversion Price shall be adjusted, as of the date the Corporation shall take a record of the holders of its Common Shares for the purpose of receiving such dividend (or if no such record is taken, as of the date of payment of such dividend), to that price determined by multiplying the Conversion Price therefor in effect by a fraction (1) the numerator of which shall be the total number of Common Shares outstanding immediately prior to such dividend, and (2) the denominator of which shall be the total number of Common Shares outstanding immediately after such dividend (plus in the event that the Corporation paid cash for fractional shares, the number of additional shares which would have been outstanding had the Corporation issued fractional shares in connection with said dividend).

5.6. Whenever the Conversion Price shall be adjusted pursuant to Section 5.5 hereof, the Corporation shall make a certificate signed by its President or a Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors made any determination hereunder), and the Conversion Price after giving effect to such adjustment, and shall cause copies of such certificates to be delivered to each holder of Series V Shares at its address shown on the books of the Corporation. The Corporation shall make such certificate and mail it to each such holder promptly after each adjustment.

5.7. No fractional Common Shares shall be issued in connection with any conversion of Series V Shares, but in lieu of such fractional shares, the Corporation shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Conversion Price then in effect.

5.8. No Series V Shares which have been converted into Common Shares shall be reissued by the Corporation; provided however, that each such share, after being retired and canceled, shall be restored to the status of an authorized but unissued Preferred Share without designation as to series and may thereafter be issued as a Preferred Share not designated a Series V Share.

Part 6.  Parity with Other Shares of Preferred Shares.

6.1. If any cumulative dividends or redemption payment in respect of Series V Shares are not paid in full, the owners of all series of Preferred Shares shall participate ratably in any payment of accumulated dividends and redemption payments.

Part 7.  Amendment.

7.1. In addition to any requirement for a series vote pursuant to the MBCA in respect of any amendment to the rights, privileges, restrictions and conditions attaching to the Series V Shares, the rights, privileges, restrictions and conditions attaching to the Series V Shares may be amended only if the Corporation has obtained the affirmative vote of a majority of the holders of the Series V Shares then outstanding at a duly called and held meeting of the holders of the Series V Shares.


                      ENVIRONMENTAL TECHNOLOGIES USA, INC.
                               (the "Corporation")

                      RESOLUTION OF THE BOARD OF DIRECTORS

            FIXING THE NUMBER AND DESIGNATING THE RIGHTS, PRIVILEGES,
             RESTRICTIONS AND CONDITIONS ATTACHING TO THE SERIES III
                                 PREFERRED STOCK


WHEREAS:

7.2. The Corporation's share capital includes 50,000,000 shares with a par value of $.01 per share (the "Preferred Stock"), which Preferred Stock may be issued in one or more series with the directors of the Corporation (the "Board") being entitled by resolution to fix the number of shares in each series and to designate the rights, privileges, restrictions and conditions attaching to the share of each series; and

7.3. It is in the best interests of the Corporation for the Board to create a third series of Preferred Stock;

NOW, THEREFORE, BE IT RESOLVED, THAT:

         The third series of the Preferred Stock (the "Series III Shares") of the Corporation shall consist of 5000 shares and no more and shall be designated as the Series III Preferred Shares and in addition to the preferences, rights, privileges, restrictions and conditions attaching to all the Preferred Stock as a class, the rights, privileges, restrictions and conditions attaching to the Series III Shares shall be as follows:

Part 1.  Voting and Pre-emptive Rights and Dividends.

1.1. Except as otherwise provided herein, in the Articles of Incorporation as amended of the Corporation (the "Articles"), in the By-laws of the Corporation (the "By-laws") or the Minnesota Business Corporations Act (the "MBCA"), the holders of Series III Shares, by virtue of their ownership thereof, shall be entitled to cast the number of votes per share thereof on each matter submitted to the Corporation's shareholders for voting which equals the number of votes which could be cast by the holders of the number of Common Shares into which such shares of Series III Shares could be converted pursuant to Part 5 hereof immediately prior to the taking of such vote. Such vote shall be cast together with those cast by the holders of Common Shares and other series of Preferred Shares pursuant to the Articles or in the By-laws or by the MBCA. The Series III Shares shall not have cumulative voting rights.

1.2. The Series III Shares shall not give their holders any pre-emptive rights to acquire any other securities issued by the Corporation at any time in the future.

1.3. The Series III Shares shall bear dividends at the rate of 9% per annum. Dividends shall be cumulative and paid in cash on the last day of each calendar quarter.

Part 2.  Liquidation Rights.

2.1. If the Corporation shall be voluntarily or involuntarily liquidated, dissolved or wound up, at any times when any Series III Shares shall be outstanding, the holders of the then outstanding Series III Shares shall have a preference in distribution of the Corporation's property available for distribution to the holders of the Common Shares equal to the $1,000.00 per Series III Share, together with an amount equal to all unpaid dividends accrued thereon, if any, to the date of payment of such distribution, whether or not declared by the Board: provided, however, that neither the amalgamation of the Corporation with any Corporation or corporations, nor the sale nor transfer by the Corporation of all or any part of its property, nor any reduction of the authorized or issued capital of the Corporation of any class, whether now or hereafter authorized, shall be deemed to be a liquidation of the Corporation within the meaning of any of the provisions of this Part 2.

2.2. Subject to the provisions of Part 6 hereof, all amounts to be paid as preferential distributions to the holders of Series III Shares as provided in this Part 2 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any of the Corporation's property to the holders of Common Shares, whether now or hereafter authorized, in connection with such liquidation, dissolution or winding up.

Part 3.  Market Price.

3.1. For the purposes of this Part 3, Part 4 and Part 5 hereof, "market price" means the average of the daily closing bid prices of Common Shares for a period of the last 5 consecutive trading days preceding the date (i) on which any dividend becomes payable or (ii) of any notice of redemption or (iii) of any notice of conversion, as the case may be. The closing price for each trading day shall be (i) for any period during which the Common Shares shall be listed for trading on a national securities exchange, the last reported bid price per share of Common Shares as reported by the primary stock exchange, or (ii) for any period during which the Common Shares shall be listed on the Nasdaq Stock Market, the last reported sale price as quoted on the Nasdaq Stock Market.

Part 4.  Redemption.

4.1. The Holder of any Series III Preferred Stock grants the Company the right to redeem the Series III Preferred Stock for $1,150 per share within 45 days of the issuance of any such share of Series III Preferred Stock.

4.2. Not less than two (2) days prior to any date stipulated by the Corporation for the redemption of Series III Shares (the "Redemption Date"), written notice (the "Redemption Notice") shall be mailed to each holder of record on such notice date of the Series III Shares. The Redemption Notice shall state (i) the Redemption Date of such Shares (ii) the number of Series III Shares to be redeemed from the holder to whom the Redemption Notice is addressed (iii) instructions for surrender to the Corporation, in the manner and at the place designated of a share certificate or share certificates representing the number of Series III Shares to be redeemed from such holder and (iv) instructions as to how to specify to the Corporation the number of Series III Shares to be redeemed as provided in this Part 4 and the number of shares to be converted into Common Shares as provided in Part 5 hereof.

4.3. Upon receipt of the Redemption Notice, any Eligible Holder (as defined in
Section 5.2 hereof) shall have the option, at its sole election, to specify what portion of its Series III Shares called for redemption in the Redemption Notice shall be redeemed as provided in this Part 4 or converted into Common Shares in the manner provided in Part 5 hereof except that, notwithstanding any provision of such Part 5 to the contrary, any Eligible Holder shall have the right to convert into Common Shares that number of Series III Shares called for redemption in the Redemption Notice.

4.4. On or before the Redemption Date in respect of any Series III Shares, each holder of such shares shall surrender the required certificate or certificates representing such shares to the Corporation, in the manner and at the place designated in the Redemption Notice, and upon the Redemption Date, the Redemption Price for such shares shall be made payable, in the manner provided in Section 5.5 hereof, to the order of the person whose name appears on such certificate or certificates as the owner thereof, and each surrendered share certificate shall be canceled and retired. If a share certificate is surrendered and all the shares evidenced thereby are not being redeemed (as described below), the Corporation shall cause the Series III Shares which are not being redeemed to be registered in the names of the persons whose names appear as the owners on the respective surrendered share certificates and deliver such certificate to such person.

4.5. On the Redemption Date in respect of any Series III Shares or prior thereto, the Corporation shall deposit with any bank or trust company having a capital and surplus of at least $50,000,000, as a trust fund, a sum equal to the aggregate Redemption Price of all such shares called for redemption (less the aggregate Redemption Price for those Series III Shares in respect of which the Corporation has received notice from the Eligible Holder thereof of its election to convert Series III Shares into Common Shares), with irrevocable instructions and authority to the bank or trust company to pay, on or after the Redemption Date, the Redemption Price to the respective holders upon the surrender of their share certificates. The deposit shall constitute full payment for the shares to their holders, and from and after the date of the deposit the redeemed shares shall be deemed to be no longer outstanding, and holders thereof shall cease to be shareholders with respect to such shares and shall have no rights with respect thereto except the rights to receive from the bank or trust company payments of the Redemption Price of the shares, without interest, upon surrender of their certificates thereof. Any funds so deposited and unclaimed at the end of one year following the Redemption Date shall be released or repaid to the Corporation, after which the former holders of shares called for redemption shall be entitled to receive payment of the Redemption Price in respect of their shares only from the Corporation.

Part 5.  Conversion.

5.1. For the purpose of conversion, the Series III Stock shall be valued at $1,000.00 per share ("Value"), and, if converted, the Series III Stock shall be converted into Common Stock (the "Conversion Stock") at the price per share equal to the lower of (i) product of .65 multiplied by the average daily closing bid prices of Common Stock for the period of 5 consecutive trading days immediately preceding the date of the notice of conversion of the Series III Stock or (ii) product .65 multiplied by the average daily closing bid prices of the Common Stock for the period of 5 consecutive trading days immediately preceding the date of subscription by the holder of Series III Stock (the lower of (i) or (ii) is hereinafter referred to as the "Conversion Price"). The closing price for each trading day shall be determined as provided in the last sentence of Section 3.1.

5.2. Any holder of Series III Shares at any time and from time to time beginning 45 days after the issuance of any Series III Shares (an "Eligible Holder") may convert all or any portion (up to 100%) of his or her holdings of Series III Shares into shares of Common Stock of the Corporation.

5.3. The conversion right granted by Section 5.2 hereof may be exercised only by an Eligible Holder of Series III Shares, in whole or in part, by delivery via facsimile of Notice of Conversion at the principal office of the Corporation (or at such other place as the Corporation may designate in a written notice sent to the holder at its address shown on the books of the Corporation) against delivery of that number of whole Common Shares as shall be computed by dividing
(1) the aggregate Value of the Series III Shares so surrendered by (2) the Conversion Price in effect at the time of such surrender. At the time of conversion of a Series III Share, the Corporation shall pay in cash to the holder thereof an amount equal to all unpaid dividends, if any, accrued thereon to the date of conversion, or, at the Eligible Holder's option, issue that number of whole Common Shares which is equal to the product of dividing the amount of such unpaid dividends by the Conversion Price whether or not declared by the Board. In the event of any exercise of the conversion right of the Series III Shares granted herein (i) share certificates representing the Common Shares purchased by virtue of such exercise shall be delivered to such holder within 2 trading days, and (ii) the Corporation shall make a bookkeeping entry evidencing the Series III Shares which have been fully converted, and those that remain outstanding. Thereafter, upon request of either the Corporation or the Eligible Holder, the original share certificate representing the Series III Shares may be delivered to the Corporation for replacement by a new share certificate evidencing the remaining shares outstanding; provided, however, that no delivery of such certificate shall be required with the Conversion Notice. The share certificates representing the Common Shares so purchased shall be dated the date of delivery of the Conversion Notice and the holder making such surrender shall be deemed for all purposes to be the holder of the Common Shares so purchased as of the date of the Conversion Notice.

5.4. All Common Shares which may be issued upon conversion of Series III Shares will, upon issuance, be duly issued without restrictive legend, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issue thereof. At all times that any Series III Shares are outstanding, the Corporation shall have authorized, and shall have reserved for the purpose of issuance upon such conversion, a sufficient number of Common Shares to provide for the conversion into Common Shares of all Series III Shares then outstanding at the then effective Conversion Price. Without limiting the generality of the foregoing, if, at any time, the Conversion Price is decreased, the number of Common Shares authorized and reserved for issuance upon the conversion of the Series III Shares shall be proportionately increased.

5.5. The number of Common Shares issued upon conversion of Series III Shares and the Conversion Price shall be subject to adjustment from time to time upon the happening of certain events, as follows:

         5.5.1. In the case of any amendment to the Articles to change the designation of the Common Shares or the rights, privileges, restrictions or conditions in respect of the Common Shares or division of the Common Shares into series, the rights of the holders of the Series III Shares shall be adjusted so as to provide that upon conversion thereof the holder of the Series III Shares being converted shall procure, in lieu of such Common Share theretofore issuable upon such conversion, the kind and amount of shares, other securities, money and property receivable upon such designation, change or division by the holder of one Common Share issuable upon such conversion had conversion occurred immediately prior to such designation, change or division. The Series III Shares shall be deemed thereafter to provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Part 5. The provisions of this subsection

         5.5.1. shall apply in the same manner to successive reclassifications, changes, consolidations and mergers.

         5.5.2. If the Corporation, at any time while any of the Series III Shares is outstanding, shall amend the Articles so as to change the Common Shares into a different number of shares, the Conversion Price shall be proportionately reduced, in case of such change increasing the number of Common Shares, as of the effective date of such increase, or if the Corporation shall take a record of holders of its Common Shares for the purpose of such increase, as of such record date, whichever is earlier, or the Conversion Price shall be proportionately increased, in the case of such change decreasing the number of Common Shares, as of the effective date of such decrease or, if the Corporation shall take a record of holders of its Common Stock for the purpose of such decrease, as of such record date, whichever is earlier.

         5.5.3. If the Corporation, at any time while any of the Series III Shares are outstanding, shall pay a dividend payable in Common Shares, the Conversion Price shall be adjusted, as of the date the Corporation shall take a record of the holders of its Common Shares for the purpose of receiving such dividend (or if no such record is taken, as of the date of payment of such dividend), to that price determined by multiplying the Conversion Price therefor in effect by a fraction (1) the numerator of which shall be the total number of Common Shares outstanding immediately prior to such dividend, and (2) the denominator of which shall be the total number of Common Shares outstanding immediately after such dividend (plus in the event that the Corporation paid cash for fractional shares, the number of additional shares which would have been outstanding had the Corporation issued fractional shares in connection with said dividend).

5.6. Whenever the Conversion Price shall be adjusted pursuant to Section 5.5 hereof, the Corporation shall make a certificate signed by its President or a Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board of Directors made any determination hereunder), and the Conversion Price after giving effect to such adjustment, and shall cause copies of such certificates to be delivered to each holder of Series III Shares at its address shown on the books of the Corporation. The Corporation shall make such certificate and mail it to each such holder promptly after each adjustment.

5.7. No fractional Common Shares shall be issued in connection with any conversion of Series III Shares, but in lieu of such fractional shares, the Corporation shall make a cash payment therefor equal in amount to the product of the applicable fraction multiplied by the Conversion Price then in effect.

5.8. No Series III Shares which have been converted into Common Shares shall be reissued by the Corporation; provided however, that each such share, after being retired and canceled, shall be restored to the status of an authorized but unissued Preferred Share without designation as to series and may thereafter be issued as a Preferred Share not designated a Series III Share.

Part 6.  Parity with Other Shares of Preferred Shares.

6.1. If any cumulative dividends or redemption payment in respect of Series III Shares are not paid in full, the owners of all series of Preferred Shares shall participate ratably in any payment of accumulated dividends and redemption payments.

Part 7.  Amendment.

7.1. In addition to any requirement for a series vote pursuant to the MBCA in respect of any amendment to the rights, privileges, restrictions and conditions attaching to the Series III Shares, the rights, privileges, restrictions and conditions attaching to the Series III Shares may be amended only if the Corporation has obtained the affirmative vote of a majority of the holders of the Series III Shares then outstanding at a duly called and held meeting of the holders of the Series III Shares.